EXHIBIT 10.57

AMENDMENT TO HIBERNIA CORPORATION
LONG-TERM INCENTIVE PLAN

        THIS AMENDMENT (the “Amendment”) to the Hibernia Corporation Long-Term Incentive Plan (the “Plan”) is made as of the 26th day of February 2003.

RECITALS

        WHEREAS, Hibernia Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), maintains the Hibernia Corporation Long-Term Incentive Plan, which Plan was first approved by the shareholders of the Company on September 23, 1992; and

        WHEREAS, on April 29, 1997, the shareholders of the Company approved an amendment to the Plan empowering the Board of Directors of the Company to amend the terms of the Plan, from time to time, in its discretion; and

        WHEREAS, in accordance with the authority granted to the Board of Directors of the Company, the Board (or a committee thereof) has reviewed the definition of “Fair Market Value” contained in the Plan and determined that to reduce certain administrative burdens in connection with the operation of the Plan, the definition should be revised to relate to an opening sales price rather than to an average of the high and low sales prices on that date of determination; and

        WHEREAS, on February 26, 2003, the Board of Directors approved an amendment to the Plan to provide that the “Fair Market Value” of a Share (as defined in the Plan) as of a specified date means the opening sales price of a share of Common Stock on such date.

        NOW, THEREFORE, in consideration of the premises set forth above, and effective as of the date first above written, the Plan shall be and hereby is amended as follows:

PLAN AMENDMENT

    1.        Section 2(k) of the Plan is hereby amended by deleting the current Section 2(k) and inserting in lieu thereof the following:

“Fair Market Value” of a Share as of a specified date means the opening sales price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system on that date or, if no sales occurred on that date, on the immediately preceding date on which there were such sales.

    2.        On and after the date hereof, each reference in the Plan to “this Plan,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Plan as amended hereby.

        IN WITNESS WHEREOF, the Board of Directors has caused this Amendment to be executed as of the month, day and year first above written.

HIBERNIA CORPORATION

By: /s/ J. Herbert Boydstun J. Herbert Boydstun President and Chief Executive Officer